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                                                                   EXHIBIT 10(F)

                             TELEFLEX INCORPORATED
                           DEFERRED COMPENSATION PLAN

         THIS PLAN is entered into as of the 1st day of January, 1995 by Teleflex Incorporated (the "Corporation"), a Delaware corporation.

                                  WITNESSETH:

         Teleflex Incorporated and its' participating affiliates that have adopted the Plan wish to provide certain employees it and with a deferred compensation arrangement. It is the intent of the Corporation to provide this benefit under the terms and conditions hereinafter set forth.

         1. Effective Date. The Plan shall be effective January 1, 1995. "Fiscal Year" shall mean each twelve-consecutive month period beginning on January 1 and ending the following December 31 during which the Plan is in effect.

         2. Eligibility. Any employee of the Corporation or an affiliate who is a Key (Management) Employee shall be eligible to participate herein (hereinafter referred to as the "Participant").

         3. Salary Deferrals. Prior to the beginning of any Fiscal Year, a Participant may elect to defer any whole percent (2% to 10% max.) of their base salary, commissions or other regularly paid cash compensation payable during that Fiscal Year.

         In addition, a participant may elect to defer any whole percentage (up to 100%) of their annual discretionary bonus (minimum 10%).

         4. Deferred Benefits. Any amounts deferred by a Participant pursuant to Paragraph 3, together with the accrued interest thereon from the investment of such amounts in accordance with Paragraph 5 hereof, shall constitute the Deferred Benefits payable hereunder.

         5.      Investments.

         Each participant's deferred compensation account will be credited with earnings quarterly in arrears based upon the yield on 5 yr. U.S. Treasury Bonds as published in the Wall Street Journal the last business day of the preceding November.
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         6.      Funding.  In order to meet its contingent deferred obligation hereunder, the Corporation may, but shall not be required to, set aside or earmark an amount necessary to provide the Deferred Benefits described in Paragraph 4 hereof. In any event, the Corporation's obligation hereunder shall constitute a general, unsecured obligation, payable solely out of its general assets, and no Participant shall have any right to specific assets. This shall be considered an "unfunded" arrangement for purposes of ERISA.

         7.      Distributions.

                 a. Deferred Benefits shall be distributed or commence to be distributed to a Participant within 30 days after their election to have benefits commence (not less than 5 years hence) or at death, disability, retirement or termination of employment for any reason. The Corporation may permit an earlier distribution; provided, however, that early distributions will only be permitted under the circumstances set forth in Treas. Reg. Section 1.457-2 (h)(4) and (5). Any installments of Deferred Benefits which are unpaid at a Participant's death shall be paid to the beneficiary designated by the Participant or, in the absence of a surviving beneficiary, to their estate.

         Distribution elections shall be made at the time of deferral. Distribution options include: a lump-sum, five or ten annual installments of principal and interest.

         8. Administration of the Plan. The Plan Administrative Committee shall have full power and authority to interpret, construe and administer this Plan and the Committee's interpretation and construction hereof, and actions hereunder, or the amount or recipient of the payment to be made herefrom, shall be binding and conclusive on all persons for all purposes. In this connection, the Committee may delegate to any individual, the duty to act for the Committee hereunder. No officer or employee of the Corporation shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to his own willful misconduct or lack of good faith.

         9.      Amendments.

                 a. All amendments to the Plan may be accomplished by execution of a written document by an executive officer of the Corporation.





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                 b.  The Corporation, through The Plan Administrative Committee reserves the right to amend the Plan at any time, in any manner whatsoever, after delivery of written notification to all Participants of its intention and the effective date thereof; provided, however, that no amendment shall reduce any Deferred Benefits which a Participant had earned for any Fiscal Year or part thereof before the effective date of the amendment, as determined in accordance with the provisions of the Plan in effect immediately before such date.

         10. Change of Control. In the event that any person, entity or group of persons, within the meaning of section 13(d) or 14(d) of the Securities Exchange Act of 1934 ("Act"), or any comparable successor provisions shall acquire beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 20 percent or more of either the outstanding shares of common stock or the combined voting power of Company's then outstanding voting securities entitled to vote generally, or the approval by the stockholders of Company of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50 percent of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Company's then outstanding securities, or a liquidation or dissolution of Company's then outstanding securities, or in the event of liquidation or dissolution of Company or of the sale of all or substantially all of Company's assets, then the entire deferred benefit account balance standing to the credit of each participant shall be contributed to a Grantor Trust within 30 days thereafter.

         11. Termination of the Plan. Continuance of the Plan is completely voluntary, and is not assumed as a contractual obligation of the Corporation. The Corporation, having adopted the Plan, shall have the right, at any time, to discontinue prospectively the Plan, after delivery of written notification to the Participants of its intention and the effective date thereof; provided, however, that any such termination shall not adversely affect a Participant's Deferred Benefits accrued to the date of such termination.





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12.      Miscellaneous.

         a. Title to and beneficial ownership of any assets, whether cash or investments, which the Corporation may set aside or earmark to meet its deferred obligation hereunder, shall at all times remain in the Corporation and no Participant or beneficiary shall under any circumstances acquire any property interest in any specific assets of the Corporation; provided, however, that legal title to any assets set aside in trust by the Corporation shall be in the trustee of the trust. Nothing contained in this Plan and no action taken pursuant to the provisions of this Plan shall create or be construed to create a fiduciary relationship between the Corporation and any Participant or any other person. Any funds which may be invested under the provisions of this Plan shall continue for all purposes to be a part of the general funds of the Corporation and no person other than the Corporation shall by virtue of the provisions of this Plan have any interest in such funds. To the extent that any person acquires a right to receive payments from the Corporation under this agreement, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

         b. The right of the Participant or any other person to the payment of deferred compensation or other benefits hereunder shall not be assigned, transferred, pledged or encumbered except by will or by the laws of descent and distribution.

         c. If the Corporation shall find that any person to whom any payment is payable under this Plan is unable to care for their affairs because of illness or accident, or is a minor, any payment due (unless a prior claim therefor shall have been made by a duly appointed guardian, committee or other legal representative) may be paid to the spouse, a child, a parent, or a brother or sister, or to any person deemed by the Corporation to have incurred expense for such person otherwise entitled to payment, in such manner and proportions as the Corporation may determine. Any such payment shall be a complete discharge of the liabilities of the Corporation under this Plan.

         d. Nothing contained herein shall be construed as conferring upon a Participant the right to continue in the employ of the Corporation in any capacity.





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                 e.       This Plan shall be binding upon and inure to the
         benefit of the Corporation, its successors and assigns and the Participant and their heirs, executors, administrators and legal representatives.

         This Plan shall be construed in accordance with, and governed by, the law of the State of Delaware except to the extent that such law is superseded by ERISA.

         In WITNESS WHEREOF, the Corporation has caused this Plan to be executed and attested by its duly authorized officers and has caused its seal to be affixed as of the date first above written.

(CORPORATE SEAL)
                                                TELEFLEX INCORPORATED

Attest:

[SIG]                                           By     [SIG]
------------------------                             -------------------
Secretary
                                                Date   2/20/95
                                                     -------------------




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